UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 3, 2017

Date of Report (Date of earliest event reported)

DIGILITI MONEY GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-53925	27-2205650
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18671 Lake Drive East dellFive Business Park G Minneapolis, MN	55317
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 698-6980

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 2.02 Results of Operations and Financial Condition

On August 4, 2017, Digiliti Money Group, Inc. (the “Company”) issued a press release disclosing material, non-public information regarding the Company’s preliminary financial results for the quarter ended June 30, 2017. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.

The information in this Item 2.02 and in Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a result of an agreement and mutual release authorized by the Board of Directors, Jeffrey C. Mack has resigned from all positions held with the Company and its subsidiary, Digiliti Money, Inc., including Chief Executive Officer, President, a director and Chairman of the Board of the Directors, effective as of August 3, 2017. The agreement provides, among other things, the following:

●	$200,000 cash payment, payable in monthly installments over a two-year period beginning January 2018 with $120,000 paid monthly in 2018 and the remaining $80,000 paid in even monthly installments in 2019;
●	50,000 shares of the Company’s common stock, to be issued in August 2017 outside existing plans;
●	50,000 shares of the Company’s common stock, to be issued in January 2018 outside existing plans;
●	Options to acquire 360,000 shares of the Company’s common stock that were previously authorized by the Company’s Board of Directors to be issued under a new stock incentive plan to be approved by the Board and presented to the Company’s stockholders for their approval at the 2017 annual meeting of stockholders, subject to such approval;
●	Company reimbursement of the employee costs of COBRA benefits for an 18-month period;
●	Continued use of a leased Company vehicle for the remainder of the lease, in accordance with terms of such lease;
●	Ownership of Company-issued mobile telephone and computer; and
●	Retention of all current ownership interests.

In addition, Mr. Mack will provide consulting services to the Company through December 2017 pursuant to a consulting agreement to be entered into by the parties, subject to earlier termination at will by the Company or Mr. Mack. Mr. Mack will remain subject to non-disclosure, non-use, non-competition, non-solicitation and other similar restrictive covenants detailed in his employment agreement, provided that, upon termination of his consulting agreement, Mr. Mack will be released from any non-competition and non-solicitation covenants.

On August 3, 2017, the Board of Directors elected Bryan D. Meier, the Company’s Executive Vice President and Chief Financial Officer, as Interim Chief Executive Officer of the Company. Mr. Meier will continue in these roles. The Board of Directors authorized its Compensation Committee to consider whether to award Mr. Meier additional compensation as a consequence of assuming the role of Interim Chief Executive Officer.

Mr. Meier, age 55, has served as Executive Vice President and Chief Financial Officer of the Company since joining the Company in March 2016. From June 2014 to November 2015, Mr. Meier served as Chief Financial Officer for Recovery Technology Solutions, Inc. From September 2013 to May 2014, Mr. Meier was Chief Financial Officer at TT Electronics PLC. Prior to that, from September 2010 to September 2013, Mr. Meier was Vice President and Chief Financial Officer of Phoenix Solar, Inc. in San Francisco.

Mr. Meier does not have a direct or indirect material interest in any currently proposed transaction to which the Company is to be a party, nor has Mr. Meier had a direct or indirect material interest in any such transaction since the beginning of the Company’s last fiscal year. No family relationship exists between Mr. Meier and any of the Company’s other executive officers or directors.

In addition, the Board of Directors elected James L. Davis as Chair of the Board of Directors.

Item 7.01 Regulation FD Disclosure

A copy of the press release announcing the resignation of Mr. Mack and the appointment of Mr. Meier is filed as Exhibit 99.2 hereto and is incorporated herein by reference. The information in this Item 7.01 and in Exhibit 99.2 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits.

99.1	Press release, dated August 4, 2017, of Digiliti Money Group, Inc.
99.2	Press release, dated August 4, 2017, of Digiliti Money Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 4, 2017

DIGILITI MONEY, INC.

By:	/s/ Bryan Meier
Bryan Meier
Interim Chief Executive Officer and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release, dated August 4, 2017, of Digiliti Money Group, Inc.

99.2	Press release, dated August 4, 2017, of Digiliti Money Group, Inc.